EXHIBIT B

                                NX NETWORKS, INC.
                          13595 Dulles Technology Drive
                             Herndon, Virginia 20171

                                -----------------
                             SUBSCRIPTION AGREEMENT
                                -----------------


      Re: 50,000 SHARES OF SERIES D 8% CONVERTIBLE PREFERRED STOCK WITH WARRANTS

Dear Purchaser:

                  Nx Networks, Inc., a Delaware corporation (the "Company"), is offering to sell up to 50,000 shares of Series D 8% Convertible Preferred Stock of the Company (the "Preferred Stock") and warrants (the "Warrants") to certain "accredited investors" (as defined under the Securities Act of 1933 (the "Securities Act")). The terms of this offering (the "Offering") are set forth in this Subscription Agreement, a Summary of Terms, a Registration Rights Agreement, the Certificate of Designations related to the Preferred Stock and a Warrant Agreement (the "Offering Documents"). The purchase price per share of Preferred Stock and the related Warrants will be fixed at 100 times the closing price of the Nx Networks common stock on the closing date. The Preferred Stock and the Warrants are being offered by the Company pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The Offering will be made by the Company on a "best efforts" basis, and there is no minimum amount that must be subscribed for before the Company can accept subscriptions.

                  The Preferred Stock and the Warrants are subject to the benefits of the Registration Rights Agreement (the "Registration Rights Agreement") providing for registration of the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants and any Common Stock issuable as a dividend on the Preferred Stock. The designations, powers, preferences and rights of the Preferred Stock and the qualifications, limitations and restrictions of the Preferred Stock are set forth in a Certificate of Designations, the form of which is available upon request from the Company (the "Certificate of Designations"). The designations, powers, preferences and rights of the Warrants and the qualifications, limitations and restrictions of the Warrants are set forth in the Warrant Agreement a Certificate of Designations, the form of which is available upon request from the Company. The Certificate of Designations will be filed with the Secretary of State of the State of Delaware immediately prior to the initial closing in the Offering.

                     --------------------------------------

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, NOR HAVE THEY BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND NO SUCH COMMISSION HAS PASSED UPON THE ADEQUACY OR ACCURACY OF THE DOCUMENTS RELATED TO THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Subscriptions shall be paid by check or wire transfer and deposited in an escrow account maintained by the Company until accepted by the Company. This subscription may be accepted by the Company at any time prior to the end of the Offering Period (as defined in Section 1(c)). If your subscription is not accepted, your subscription payment will be immediately returned to you. At the time the Company accepts subscriptions, the certificates representing the Preferred Stock and the Warrant Agreements will be issued by the Company to the investors.

         1. SUBSCRIPTION; THE OFFERING.

         (a) By your execution of this Subscription Agreement and delivery of the subscription amount to the Company, you hereby irrevocably subscribe to purchase the amount of Preferred Stock and Warrants set forth on the signature page of this Agreement.

         (b) Subscription payments by check should be made payable to "Nx Networks, Inc." and should be delivered, together with two fully executed and completed copies of this Subscription Agreement to:

                  Peter J. Kendrick
                  Chief Financial Officer
                  Nx Networks, Inc.
                  13595 Dulles Technology Drive
                  Herndon, Virginia 20171
                  Telephone:  (703) 793-2021

         If you prefer to pay by wire transfer, please contact Mr. Kendrick who will provide the necessary information.

         (c) The Offering will expire on March 6, 2001, subject to extension by the Company at its discretion (the "Offering Period"). Any subscriptions received after the end of the Offering Period or received but not accepted prior to the end of the Offering Period will be returned in full.

         (d) This subscription is subject to the terms and conditions of the Offering, which are described herein and in the other Offering Documents. Upon acceptance by the Company of this subscription, and following clearance of funds, the Company will deliver to you a Preferred Stock certificate in the amount subscribed for, and signed copies of this Subscription Agreement, the Warrant Agreement and the Registration Rights Agreement.

         2. ACCEPTANCE OR REJECTION OF SUBSCRIPTIONS. You agree that all subscriptions for Preferred Stock and Warrants (including this subscription) are made subject to the following terms and conditions:

         (a) All subscription payments will be held by the Company in a segregated account until accepted or rejected by the Company.

         (b) The Company may accept subscriptions received by it in such order and at such time, prior to termination of the Offering, as the Company may, in its sole discretion, determine.

         (c) The Company shall have the right, in its sole discretion, to reject any subscription in whole or in part for any reason.

         (d) Any subscription received but not accepted by the Company prior to the end of the Offering Period or received by the Company after the end of the Offering Period will be rejected by the Company.

         (e) If your subscription is rejected by the Company for any reason, the Company shall promptly return (subject to delay as necessary to permit funds deposited to clear) to you your executed Subscription Agreements together with all funds paid by you, without deduction and without interest.

         (f) If your subscription is accepted only in part, then the Company shall promptly return (subject to delay as necessary to permit funds deposited to clear) to you that part of all funds paid by you relating to that part of your subscription which is not accepted, without deduction and without interest.

         3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. You hereby represent and warrant to, and agree with, the Company as follows:

         (a) You are an "Accredited Investor" as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act. (Specifically you are (EACH INVESTOR MUST CHECK APPROPRIATE ITEM(S)):

         |_| (i) A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in
             Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); an insurance company as defined in
             Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

         |_| (ii) A private business development company as defined in Section
             202(a)(22) of the Investment Advisers Act of 1940;

         |_| (iii) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

         |_| (iv)  A director or executive officer of the Company;

         |_| (v) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000;

         |_| (vi) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

         |_| (vii) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b) (2) (ii); or

         |_| (viii) An entity in which all of the equity owners are accredited investors. (If this alternative is checked, you must identify each equity owner and provide statements signed by each demonstrating how each qualifies as an accredited investor.)

         (b) If you are a natural person, you are: a bona fide resident of the state contained in your address set forth on the signature page of this Agreement as your home address; at least 21 years of age; and legally competent to execute this Agreement. If you are an entity, you are duly authorized to execute this Agreement and this Agreement, when executed and delivered by you, will constitute your legal, valid and binding obligation enforceable against you in accordance with its terms.

         (c) You have received, read carefully and are familiar with this Agreement, the Summary of Terms, the Certificate of Designations, the Warrant Agreement and the Registration Rights Agreement. Respecting the Company, its business, plans and financial condition, the terms of the Offering, the Preferred Stock, the Warrants and any other matters relating to the Offering: you have received and reviewed all materials which have been requested by you; and the Company has answered all inquiries that you or your representatives have put to it. You have had access to all additional information necessary to verify the accuracy of the information set forth in this Agreement, the Summary of Terms and any other materials furnished herewith, and you have taken all the steps necessary to evaluate the merits and risks of an investment as proposed hereunder.

         (d) You or your purchaser representative have such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect your interests in connection with this transaction, and your investment in the Company hereunder is not material when compared to your total financial capacity.

         (e) You understand the various risks of an investment in the Company as proposed herein and can afford to bear such risks, including, but not limited to, the risks of losing your entire investment.

         (f) You will acquire the Preferred Stock and Warrants for your own account (or for the joint account of you and your spouse either in joint tenancy, tenancy by the entirety or tenancy in common) for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and that you have no present intention of distribution or selling to others any of such interest or granting any participation therein.

         (g) Without limiting any of your other representations and warranties hereunder, you acknowledge that you have reviewed and are aware of the Risk Factors set forth Appendix A to this Agreement.

         4. TRANSFER RESTRICTIONS.

         (a) You agree not to sell any Common Stock acquired upon conversion of Preferred Stock or exercise of the Warrants prior to June 30, 2001, unless (and to the extent) such shares have been released from this obligation in accordance with the following provisions of this Section 4(a).

       (i) If the average closing bid price for the Common Stock on the Nasdaq National Market over a period of 10 consecutive trading days is at least 125% of the initial conversion price of the Preferred Stock set forth in the Certificate of Designations, then 25% of your Common Stock will be released from the sales restriction effective at that time.

       (ii) If the average closing bid price for the Common Stock on the Nasdaq National Market over a period of 10 consecutive trading days is at least 156% of the initial conversion price of the Preferred Stock set forth in the Certificate of Designations, then an additional 25% of your Common Stock (50% total) will be released from the sales restriction effective at that time.

       (iii) If the average closing bid price for the Common Stock on the Nasdaq National Market over a period of 10 consecutive trading days is at least 195% of the initial conversion price of the Preferred Stock set forth in the Certificate of Designations, then an additional 25% of your Common Stock (75% total) will be released from the sales restriction effective at that time.

       (iv) If the average closing bid price for the Common Stock on the Nasdaq National Market over a period of 10 consecutive trading days is at least 244% of the initial conversion price of the Preferred Stock set forth in the Certificate of Designations, then all remaining Common Stock will be released from the sales restriction effective at that time.

          (b) You have been advised by the Company that the Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Preferred Stock or as dividends thereon or upon exercise of the Warrants (collectively, the "Securities") have not been registered under the Securities Act, that the Securities will be issued on the basis of the exemption provided by

Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws; that this transaction has not been reviewed by, passed on or submitted to any Federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company's reliance thereon is based in part upon the representations made by you in this Agreement. You acknowledge that you have been informed by the Company of, or are otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, you agree that no sale, assignment or transfer of the Securities shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Securities is registered under the Securities Act, it being understood that the Securities are not currently registered for sale and that the Company has no obligation or intention to so register the Securities except as contemplated by the Registration Rights Agreement, or (ii) the Securities are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act, it being understood that Rule 144 is not available at the present time for the sale of the Securities, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act. You acknowledge that the Securities shall be subject to a stop transfer order and the certificate or certificates evidencing any Securities shall bear the following or a substantially similar legend and such other legends as may be required by state blue sky laws:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED FOR INVESTMENT ONLY AND NOT FOR RESALE. THEY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS FIRST REGISTERED UNDER SUCH LAWS, OR UNLESS THE COMPANY HAS RECEIVED EVIDENCE REASONABLY SATISFACTORY TO IT THAT REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED."

          5. INDEMNIFICATION. You acknowledge that you understand the meaning and legal consequences of the representations and warranties contained in
Section 3 hereof and the agreement contained in Section 4 hereof, and you hereby agree to indemnify and hold harmless the Company and each officer, director, employee, agent and controlling person thereof from and against any and all loss, damage or disability due to or arising out of a breach of any such representation or warranty.

          6. INCREASE IN AUTHORIZED CAPITAL STOCK. The Board of Directors of the Company has approved an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company from 55 million shares to at least 65 million shares. The Company covenants to you that it will present this amendment to its stockholders for approval and will undertake its commercially reasonable efforts to cause such amendment to be approved by the stockholders of the Company as soon as practicable after the date hereof and, in any event, prior to March 31, 2001. You acknowledge that this amendment does not require the approval of holders of the Preferred Stock or the Warrants.

          7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and you, and our respective successors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

8.       MISCELLANEOUS.

          (a) All notices and other communications provided for hereunder shall be in writing, and, if to you, shall be delivered or mailed by registered mail addressed to you at your address as set forth below, or to such other address as you may designate to the Company in writing, and if to the Company, shall be delivered or mailed by registered mail to the Company at 13595 Dulles Technology Drive, Herndon, Virginia 20171, Attention: General Counsel, or to such other address as the Company may designate to you in writing, with a copy to Kelley Drye & Warren LLP, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901, Attention: John T. Capetta. All such notices shall be effective one day after delivery or three days after mailing.

          (b) This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware without reference to that State's conflicts of laws provisions.

          (c) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties hereto.

          (d) This Agreement may be executed in one or more counterparts representing, however, one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year this subscription has been accepted by the Company as set forth below.

                                Very truly yours,

                                NX NETWORKS, INC.



                                By:
                                   ---------------------------------------
                                       Name:
                                       Title:

                 SIGNATURE PAGE FOR SUBSCRIPTION BY INDIVIDUALS
            (NOT APPLICABLE TO SUBSCRIPTIONS BY ENTITIES, INDIVIDUALS
                 RETIREMENT ACCOUNT, KEOGH PLANS OR ERISA PLAN)

TOTAL SUBSCRIPTION AMOUNT $ ____________________. [THIS MUST BE COMPLETED.]

--------------------------------------------------------------------------------
Check One:


|_|  INDIVIDUAL OWNER                      |_|  CUSTODIAN UNDER
       (One signature required below)            UNIFORM GIFTS TO MINORS ACT

|_|  JOINT TENANTS WITH RIGHT                  _________________________________
    OF SURVIVORSHIP                              (Insert applicable state)
       (All tenants must sign below)             (Custodian must sign below)

|_|  TENANTS IN COMMON                     |_|  COMMUNITY PROPERTY
       (All tenants must sign below)             (Both spouses in community
                                                  property states must sign
                                                  below)
------------------------------------------------------------ -------------------

PRINT INFORMATION AS IT IS TO APPEAR ON THE COMPANY RECORDS.

--------------------------------           -------------------------------------
(Name of Subscriber)                       (Social Security or Taxpayer ID No.)

--------------------------------

--------------------------------           -------------------------------------
(Home Address)                             (Home Telephone)

--------------------------------

--------------------------------           -------------------------------------
(Business Address)                         (Business Telephone)

--------------------------------------------------------------------------------

--------------------------------           -------------------------------------
(Name of Co-Subscriber)                     (Social Security or Taxpayer ID No.)

--------------------------------

--------------------------------           -------------------------------------
(Home Address)                             (Home Telephone)

--------------------------------

--------------------------------           -------------------------------------
(Business Address)                         (Business Telephone)
--------------------------------------------------------------------------------



                                  SIGNATURE(S)
Dated:
       ---------------------------------

(1) By:                                   (2) By:
       ---------------------------------          ------------------------------
       Signature of Authorized Signatory          Signature or Authorized
                                                    Co-Signatory

--------------------------------           -------------------------------------
Print Name of Signatory and Title,         Print Name of Co-Signatory and Title,
if applicable                              if applicable

================================================================================

ACCEPTED AND AGREED:
NX NETWORKS, INC.

By:                                            Dated:
    --------------------------                       ---------------------------

                   SIGNATURE PAGE FOR SUBSCRIPTION BY ENTITIES


TOTAL SUBSCRIPTION AMOUNT $___________________. [THIS MUST BE COMPLETED.]

________________________________________________________________________________
Check one:
    |_| EMPLOYEE BENEFIT PLAN OR TRUST (including pension plan, profit sharing plan, other defined contribution plan and SEP)

    |_|  IRA, IRA ROLLOVER OR KEOGH PLAN

    |_|  TRUST (other than employee benefit trust)

    |_|  CORPORATION  (Please include certified corporate resolution authorizing signature)

    |_|  PARTNERSHIP

    |_|  OTHER
                 ---------------------------------------------------------------
________________________________________________________________________________


PRINT INFORMATION AS IT IS TO APPEAR ON THE COMPANY RECORDS.

--------------------------------           -------------------------------------
(Name of Subscriber)                       (Taxpayer ID No.)

--------------------------------           -------------------------------------
                                           (Plan number, if applicable)

--------------------------------           -------------------------------------
(Address)                                  (Telephone Number)

--------------------------------------------------------------------------------
Name and Taxpayer ID number of sponsor, if applicable

         The undersigned trustee, partner, corporate officer or fiduciary certificates that he or she has full power and authority from all beneficiaries, partners or shareholders of the entity named above to execute this Subscription Agreement on behalf of the entity and to make the representations, warranties and agreements made herein on their behalf and that investment in the Securities has been affirmatively authorized by the governing board or body of such entity and is not prohibited by law or the governing documents of the entity.




                                  SIGNATURE(S)
Dated:
       -----------------------------

By:                                      By:
   ---------------------------------        ------------------------------------
   Signature of Authorized Signatory        Signature or Authorized Co-Signatory


------------------------------------       ------------------------------------
Print Name of Signatory                    Print Name of Co-Signatory


------------------------------------       ------------------------------------
Print Title of Signatory                    Print Title of Required Co-Signatory


================================================================================

ACCEPTED AND AGREED:
NX NETWORKS, INC.

By:                                            Dated:
   --------------------------                        ---------------------------

                                   APPENDIX A

                                  RISK FACTORS

          This offering involves a high degree of risk. Before you invest in the Preferred Stock and the Warrants offered hereby, you should consider carefully the following factors. Our business and results of operations could be seriously harmed by any of the following risks. The value of the Preferred Stock and the Warrants and the trading price of our Common Stock could decline due to any of these risks, and you may lose part or all of your investment.

TO DATE, WE HAVE INCURRED SUBSTANTIAL NET LOSSES, AND IF THIS CONTINUES, WE MAY BE UNABLE TO MEET OUR WORKING CAPITAL REQUIREMENTS

         For the years ended December 31, 1999 and 1998, respectively, we incurred net losses of approximately $26.2 million and $6.5 million and, on a pro forma basis, after giving effect to our December 1999 merger with OpenRoute Networks, Inc. and our March 2000 acquisition of AetherWorks Corporation, we would have had a net loss of approximately $94.5 million for the year ended December 31, 1999. Through September 30, 2000, we have incurred additional losses of approximately $88.5 million. These losses present a significant risk to our stockholders. If we cannot achieve profitability or positive cash flows from operating activities, we may be unable to meet our working capital and other payment obligations, which would have a material adverse effect on our business, financial condition and results of operation and the price of our common stock. In addition, if we cannot return to sustained profitability we will be forced to sell all or part of our business, liquidate or seek to reorganize.

WE REQUIRE ADDITIONAL CAPITAL TO CONTINUE OUR OPERATIONS, AND WE CANNOT BE CERTAIN THAT THE NECESSARY FUNDS WILL BE AVAILABLE

         Our ability to return to and maintain profitability is largely dependent upon our ability to introduce new products and technologies and expand our sales efforts in new geographic and product markets. These activities require substantial capital, and if we do not have access to sufficient funds, either from our own operations or through third party financing, our ability to make these necessary expenditures will be limited. Also, if stockholders do not approve some of the proposals we present to them at our scheduled March 6, 2001 Special Meeting of Stockholders, we will be required to make significant cash payments. These payments are described below under the caption "--If our stockholders do not approve proposals presented to them at our March 6, 2001 Special Meeting of Stockholders, we may have substantial additional cash payment obligations in March 2001 and September 2001, and we do not currently have sufficient capital to pay these obligations." Our current available cash and our anticipated cash from operations are insufficient to fund our operations until we are able to attain profitability. Accordingly, we will require third party financing in order to continue our operations. We cannot assure you that we will be able to obtain financing on terms favorable to us, or at all. If we obtain additional funds by selling any of our equity securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or the equity securities may have rights, preferences or privileges senior to the common stock. If we obtain additional funds by selling assets, there can be no assurance that we will be able to negotiate a favorable price for those assets or that the loss of those assets will not affect our future business prospects. If adequate funds are not available to us or available to us on satisfactory terms, we may be required to limit our marketing and product development activities or other operations, or otherwise modify our business strategy. These actions, if taken, could increase the difficulties we face in returning to sustained profitability.

         We have been advised by our independent public accountants that if we have not raised sufficient capital to meet our projected obligations for 2001 prior to the completion of their audit of our financial statements for the year ending December 31, 2000, their auditors' report on those financial statements will be modified to reflect this contingency.

UNLESS OUR STOCKHOLDERS APPROVE PROPOSALS PRESENTED TO THEM AT OUR MARCH 6, 2001 SPECIAL MEETING OF STOCKHOLDERS, THE NUMBER OF SHARES OF COMMON STOCK THAT WE HAVE AVAILABLE FOR SALE TO RAISE CAPITAL IS LIMITED

         We have 55 million shares of authorized common stock, all of which are currently issued or reserved for issuance. Unless the number of authorized shares is increased, we will not be able to sell common stock to finance our operations or other obligations. We require additional funds to finance our operations, as described above under the caption "--We require additional capital to continue our operations, and we cannot be certain that the necessary funds will be available," and we may incur additional payment obligations in 2001 as described below under the caption "--If our stockholders do not approve proposals presented to them at our March 6, 2001 Special Meeting of Stockholders, we may have substantial additional cash payment obligations in March 2001 and September 2001, and we do not currently have sufficient capital to pay these obligations." We have called a meeting of stockholders for March 6, 2001 to vote upon a proposal to increase our capital stock from 55 million shares to 85 million shares. We cannot assure you that our stockholders will approve the increase in our authorized common stock. If our stockholders do not approve the increase in our authorized common stock, we will have to raise the necessary capital through debt financing or the sale of assets or securities other than common stock. Although we cannot assure you that we will be able to obtain the necessary funds if the stockholders approve the increase in our authorized number of shares of common stock, we believe it will be much more difficult for us to obtain the necessary financing if we cannot sell additional shares of common stock.

IF OUR STOCKHOLDERS DO NOT APPROVE PROPOSALS PRESENTED TO THEM AT OUR MARCH 6, 2001 SPECIAL MEETING OF STOCKHOLDERS, WE MAY ISSUE SHARES THAT CAUSE US TO BE DELISTED FROM THE NASDAQ STOCK MARKET

         At our March 6, 2001 Special Meeting of Stockholders, we will ask our stockholders to authorize us to issue shares of common stock in private transactions which together with other shares we have issued would exceed 20% of our outstanding common stock. The listing requirements of the Nasdaq Stock Market, on which our common stock is listed, will not permit us to issue more than 20% of our common stock in private transactions without stockholder approval if the sales price is less than the greater of the book or market price of our common stock. As of November 30, 2000 the book value per share of our common stock was approximately $2.66 and since December 16, 2000 the market value of our common stock has fluctuated between $0.50 and $3.06 per share. We cannot assure you that we will be able to raise the capital we need to fund our operations and other obligations without selling shares below the greater of our book value per share or market value per share. If our stockholders do not approve this proposal but they do authorize the increase in the number of authorized shares of common stock, we expect that we would sell the shares necessary to finance our operations and then be delisted from the Nasdaq Stock Market. Delisting from the Nasdaq Stock Market would have an adverse effect on the trading market for our common stock and the price of our common stock.

IF OUR STOCKHOLDERS DO NOT APPROVE PROPOSALS PRESENTED TO THEM AT OUR MARCH 6, 2001 SPECIAL MEETING OF STOCKHOLDERS, WE MAY HAVE SUBSTANTIAL ADDITIONAL CASH PAYMENT OBLIGATIONS IN MARCH 2001 AND SEPTEMBER 2001, AND WE DO NOT CURRENTLY HAVE SUFFICIENT CAPITAL TO PAY THESE OBLIGATIONS

          At our March 6, 2001 Special Meeting of Stockholders, we will ask our stockholders to authorize us to issue 1.75 million shares of common stock related to our acquisition of AetherWorks Corporation. Under the listing requirements of the Nasdaq Stock Market, on which our common stock is listed, we cannot issue more than 20% of our common stock in an acquisition transaction without stockholder approval. This 1.75 million shares represents the amount by which the shares we have agreed to issue to the former owners of AetherWorks exceeds this 20% limitation. We agreed with the former owners of AetherWorks Corporation that if our stockholders do not approve the issuance of the 1.75 million shares, then we will pay the former owners of AetherWorks the cash value of those shares. The cash value per share will be the greater of $2.93 or the average last sales price for our common stock for the five trading days preceding March 6, 2001. Based solely on the $2.93 figure, this payment will be at least $5.1 million. The AetherWorks agreement underlying this obligation is described more fully below under the caption "Selling Security Holders." In addition, we agreed with the recent purchasers of our preferred stock and related warrants that if our stockholders do not increase the number of our authorized shares of common stock to at least 65 million by September 2001, then we will redeem the preferred stock and warrants. The redemption price will be the liquidation value of the preferred stock and, for each share of common stock issuable upon conversion of the preferred stock or the warrants, 110% of the amount, if any, by which the price of our common stock at the redemption date exceeds the conversion or exercise price of the related preferred stock or warrants. Based solely on the liquidation preference of the preferred stock we have issued, this payment will be at least $2.5 million. The terms of the preferred stock and the warrants are described more fully under the caption "Recent Developments -Private Financing" below. We cannot assure you that our stockholders will approve these proposals. If we become obligated to pay these amounts in cash, we cannot assure you that we will be able to fund these obligations. Also, if our stockholders do not approve these proposals, it may become more difficult for us to obtain financing on terms favorable to us because many investors will be reluctant to invest if the proceeds from their investment are used to pay obligations to other investors.

WE RELY TO A LARGE EXTENT ON INDEPENDENT DISTRIBUTION CHANNELS AND THE LOSS OF A SIGNIFICANT NUMBER OF DISTRIBUTORS COULD ADVERSELY EFFECT US

         We rely on reseller channels, including distributors and systems integrators, for a significant portion of our revenues. In particular, in foreign markets we often have one distributor designated for an entire country, and that distributor provides local support and service for our products. The loss of one or more significant resellers could adversely affect our business in terms of:

       o      lost revenues;

       o      lost market presence; and

       o the difficulties we would encounter in servicing customers introduced to us by our resellers if we do not have other resellers in that geographic area.

WE ARE EXPOSED TO POTENTIAL DELAYS IN PRODUCT SHIPMENTS BECAUSE WE CONTRACT OUT PRODUCT MANUFACTURING AND SOME COMPONENTS FOR OUR PRODUCTS ARE AVAILABLE ONLY FROM A SINGLE SUPPLIER OR A LIMITED NUMBER OF SUPPLIERS

         We rely on others to manufacture our products and product components and this dependence exposes us to potential interruptions or delays in product delivery. An interruption could have a short- term effect on our revenues and a longer term effect on our ability to market our products. Currently, we rely on a single contract manufacturer to assemble and test our voice products. Also, some of the components we use in our products are available from only one source or a limited number of suppliers. Although we have been able to obtain our products and these components to date, our inability to develop alternative sources if and as required in the future, or to obtain sufficient sole source or limited source components as required, could result in delays or reductions in product shipments.

WE HAVE A SIGNIFICANT PAYMENT OBLIGATION TO OUR PRIMARY MANUFACTURER, AND IF WE DO NOT MAINTAIN OUR PAYMENT SCHEDULE THE MANUFACTURER MAY CEASE SHIPPING OUR PRODUCTS

         We authorized our primary manufacturer to purchase a substantial amount of parts, materials and long lead-time items during 2000 in anticipation of a significant increase in product sales during the year.

Our sales did not reach the levels we expected, and we have not utilized a substantial amount of the raw materials. Accordingly, we have a payment obligation of approximately $5.5 million to the manufacturer to pay for the cost of these materials. We have agreed upon a payment schedule with the manufacturer, and during the period we are paying down the obligation the manufacturer is requiring us to pay in advance for all fabrication costs. If we do not adhere to the payment schedule or if we do not pay fabrication costs in advance, the manufacturer has expressed its intent not to ship any products on our behalf. Although we expect to have sufficient capital to maintain this payment schedule and pay the fabrication costs, if we do not adhere to the schedule and the manufacturer ceases to ship products on our behalf, then a material and adverse result to our revenues could occur.

OUR BUSINESS WILL SUFFER IF WE LOSE CERTAIN KEY PERSONNEL OR FAIL TO ATTRACT AND RETAIN OTHER QUALIFIED PERSONNEL

         The success of our business is dependent, to a significant extent, upon the abilities and continued efforts of our management, sales and engineering personnel, many of whom would be difficult to replace. We do not have employment contracts with all of our key employees and we do not have "key man" life insurance on any of our officers or directors.

         Our success will also depend on our ability to attract, retain and motivate qualified management, sales and engineering executives and other personnel who are in high demand and who often have multiple employment options. In addition, as a result of the changes to technology-based industries, and particularly telecommunications companies, over the past year, many employees that we would like to retain may decide to pursue other opportunities or we may be forced to increase their compensation to retain them. The loss of the services of key personnel, or the inability to attract, retain and motivate qualified personnel, could have a material adverse effect on our business, financial condition, results of operations and the price of our common stock.

OUR INTELLECTUAL PROPERTY RIGHTS ARE AN IMPORTANT PROTECTION FOR OUR PRODUCTS, AND WE COULD BE ADVERSELY AFFECTED IF OUR RIGHTS ARE CHALLENGED OR CIRCUMVENTED BY COMPETITORS

         Our ability to compete successfully within our industry is dependent in part upon:

       o      patents and nondisclosure agreements that we have obtained;

       o technical measures that we take to protect confidential information; and

       o trade secret, copyright and trademark laws that we rely on to establish and protect our proprietary rights.

         If any of our proprietary rights are successfully challenged or circumvented by competitors, or if other companies are able to market functionally similar products, systems or processes without infringing our proprietary rights, then our results of operations and the value of our common stock could be materially and adversely affected.

THE MARKET PRICE OF OUR COMMON STOCK IS VOLATILE

          The market price of our common stock has been and can be expected to be significantly affected by factors such as:

       o      quarterly variations in our results of operations;

       o the announcement of new services or service enhancements by us or our competitors;

       o      technological innovations by us or our competitors;

       o changes in earnings estimates or buy/sell recommendations by analysts;

       o the operating and stock price performance of other comparable companies; and

       o general market conditions or market conditions specific to particular industries.

         In particular, the stock prices for many companies in the telecommunications equipment sector have experienced wide fluctuations that have often been unrelated to their operating performance. We have been, and we are likely to continue to be, subject to such fluctuations.

WE RECENTLY REPRICED SUBSTANTIALLY ALL OF OUR STOCK OPTIONS TO A LOWER EXERCISE PRICE, AND THE RESULTING ACCOUNTING CHARGES MAY CAUSE OUR FUTURE EARNINGS TO FLUCTUATE WIDELY

          As part of a program to retain our employees, we adopted a program to reprice all the options of our current employees. We also repriced the options issued to our board of directors and to our chairman of the board. Under the program, each of these persons will exchange their current stock options for newly issued stock options with an exercise price of $0.75 per share. Although each employee may elect not to participate in the program, we expect that approximately 10 million options will be exchanged to obtain the lower exercise price. Under applicable accounting rules, we will have to account for future variations in the price of our common stock above $0.75 per share as compensation expense until the repriced options are either exercised, cancelled or expire. This calculation will be made each quarter based upon the performance of our common stock in that quarter. Accordingly, our operating results and earnings per share will be subject to potentially significant fluctuations based upon changes in the market price of our common stock.

OUR CERTIFICATE OF INCORPORATION AND BY-LAWS CONTAIN PROVISIONS THAT COULD DELAY OR PREVENT A CHANGE IN CONTROL

          Provisions of our certificate of incorporation and by-laws may have the effect of discouraging, delaying or preventing a take-over attempt that could be in the best interests of our stockholders. These include provisions that:

       o      separate our board of directors into three classes;

       o limit the ability of our stockholders to call special stockholder meetings;

       o require advance notice of nominations for directors and stockholder proposals to be considered at stockholder meetings; and

       o require a vote greater than two-thirds to remove directors from office or amend many of the provisions of our certificate of incorporation and by-laws.

         Our board of directors also has the right, without further action of the stockholders, to issue and fix the terms of preferred stock, which could have rights senior to the common stock. We are also subject to the "business combination" provisions of the Delaware General Corporate Law, which impose procedures impeding business combinations with "interested stockholders" that are not approved of by our board of directors.

RAPIDLY CHANGING TECHNOLOGY MAY MAKE OUR PRODUCTS OBSOLETE OR UNMARKETABLE

         We have focused our products on the edge of the Internet and telephony. This market is characterized by rapid technological change, frequent new product introduction and evolving industry standards. The introduction of products embodying new technologies by our competitors and the emergence of new industry standards could render our existing products obsolete and could cause new products to be unmarketable. Under these circumstances, our revenue would be adversely affected.

         Our success will depend on the ability to address the increasingly sophisticated needs of customers, to enhance existing products and to develop and introduce, on a timely basis, new competitive products that keep pace with technological development and emerging industry standards. If we cannot successfully identify, manage, develop manufacture or market products enhancements or new products, our business will be materially and adversely effected.

WE HAVE ADOPTED A NEW MANAGEMENT INFORMATION SYSTEM AND IF WE CANNOT INTEGRATE THIS SYSTEM WE MAY HAVE DIFFICULTY EFFECTIVELY MANAGING OUR BUSINESS AND PREPARING TIMELY FINANCIAL REPORTS

         We adopted a new comprehensive management information system, and we are still in the process of implementing the installation and integrating the operations of OpenRoute and AetherWorks, the companies we acquired in December 1999 and March 2000. If we are unable to fully implement and integrate this system, we could have difficulties in preparing and maintaining the systems and reports we need to effectively manage our business and ensure timely financial reporting. These difficulties could result in adverse effects on our business.

A PORTION OF OUR REVENUES ARE DERIVED FROM INTERNATIONAL SALES, WHICH ARE SUBJECT TO FOREIGN REGULATORY STANDARDS AND CURRENCY EXCHANGE RATE FLUCTUATIONS

         International sales accounted for 47% and 53% of our total revenues in 1999 and 1998, respectively, and international sales will continue to be significant to us. The conduct of international operations subjects us to certain risks. Foreign regulatory bodies continue to establish standards different from those in the United States, and our products are designed generally to meet those standards. Our inability to design products in compliance with such foreign standards could have an adverse effect on our operating results. Also, our international business may be affected by changes in demand resulting from fluctuation in currency exchange rates and tariffs and difficulties in obtaining export licenses. We do not expect that we will hedge against fluctuations in currency exchange rates.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER

         The Preferred Stock and Warrants being issued in this offering, including the Common Stock underlying the Preferred Stock and the Warrants, have not been registered under the Securities Act. Therefore, these securities are "restricted securities" for purposes of federal and state securities laws. "Restricted securities" cannot be resold except pursuant to a registration statement filed with the SEC or pursuant to an exemption from the registration requirements of the Securities Act and applicable state law. While we are committed to file registration statements to cover the common stock underlying the Preferred Stock and the Warrants, the timing of the effectiveness of the registration statement and our ability to maintain the effectiveness of any registration statement that is declared effective is beyond our control. In addition, by signing the Subscription Agreement, each investor will agree to retain the Common Stock until at least June 30, 2001 unless our stock price rises significantly. There is no public market for the Preferred Stock or the Warrants, and it is very unlikely that a market for the Preferred Stock or the Warrants will develop. For all of these reasons, you should treat the Preferred Stock, the Warrants and the underlying Common Stock offered hereby to be illiquid securities, and you should ensure that you have sufficient other sources of revenue to support yourself if your personal circumstances change prior to the time you can sell your Preferred Stock, Warrants or Common Stock.



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